South Jersey Industries
                 1 South Jersey Plaza, Folsom, New Jersey 08037
       Tel. (609) 561-9000 o Fax (609) 561-8225 o TDD ONLY 1-800-547-9085

                    Notice of Annual Meeting of Shareholders
                                 April 29, 2004


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of South Jersey Industries, Inc. will be held at the Renault Winery Restaurant, 72 N. Bremen Avenue, Egg Harbor City, New Jersey, on Thursday, April 29, 2004, at 10:00 a.m., Eastern Time, for the following purposes:


                  1. To elect five Directors:
                      a. One Class II Director (Term expiring in 2006).
                      b. Four Class III Directors (Term expiring in 2007).

                  2. To approve the action of the Board of Directors in appointing Deloitte & Touche LLP as auditors for 2004.

                  3. To transact such other business that may properly come before the meeting.

     The Board of Directors has fixed the close of business on February 26, 2004 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Accordingly, only shareholders of record on that date are entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, we urge you to vote your shares now. Please complete and sign the enclosed proxy card and promptly return it in the envelope provided or, if you prefer, you may vote by telephone or the Internet. Please refer to the enclosed proxy card for instructions on how to use these options. Should you attend the meeting, you may revoke your proxy and vote in person.

                                            By Order of the Board of Directors,

                                            Richard H. Walker, Jr.
                                            Vice President, Corporate Counsel &
                                            Corporate Secretary
Folsom, NJ
March 15, 2004

                                  Front Cover


                             YOUR VOTE IS IMPORTANT
         PLEASE VOTE, SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY IN THE
           ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR BY THE INTERNET.

SOUTH JERSEY INDUSTRIES, INC.
PROXY STATEMENT_________________________________________________________________

     This statement is furnished on behalf of the Board of Directors of South Jersey Industries, Inc. to solicit proxies for use at its Annual Meeting of Shareholders. The meeting is scheduled for Thursday, April 29, 2004, at 10:00 a.m. at the Renault Winery Restaurant, 72 N. Bremen Avenue, Egg Harbor City, New Jersey. The approximate date proxy materials will be sent to shareholders is March 15, 2004.

     The Company bears the cost of this solicitation, which is primarily made by mail. However, the Secretary or employees of the Company may solicit proxies by phone, telegram, fax, e-mail or in person. The Company may also use a proxy-soliciting firm at a cost not expected to exceed $2,500, plus expenses, to distribute to brokerage houses and other custodians, nominees, and fiduciaries additional copies of the proxy materials and Annual Report to Shareholders for beneficial owners of our stock.

     Only shareholders of record at the close of business on February 26, 2004 may vote at the meeting. On that date, the Company had 13,398,433 shares of Common Stock outstanding. Shareholders are entitled to one vote per share on each matter to be acted upon.

     A quorum is necessary to conduct the business of the meeting. This means that holders of at least a majority of the outstanding shares of Common Stock must be present at the meeting, either by proxy or in person. Directors are elected by a plurality vote of all votes cast at the meeting. The approval of the Company's auditors and other matters that come before the meeting require the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes will be treated as present to determine a quorum but will not be deemed to be cast and, therefore, will not affect the director elections or the approval of the appointment of the independent auditors.

     Properly signed proxies received by the Company will be voted at the meeting. If a proxy contains a specific instruction as to any matter to be acted on, the shares represented by the proxy will be voted in accordance with those instructions. If you sign and return your proxy but do not indicate how to vote for a particular matter, your shares will be voted "For" the election of the nominated slate of directors and "For" approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors. A shareholder who returns a proxy may revoke it at any time before it is voted. If you attend the meeting and wish to revoke your proxy, you must notify the meeting's secretary in writing prior to the voting of the proxy. If any other matters or motions properly come before the meeting, including any matters dealing with the conduct of the meeting, it is the intention of the persons named in the accompanying proxy card to vote such proxy in accordance with their judgment.

DIRECTOR ELECTIONS_____________________________________________________________

     At the Annual Meeting, five directors are to be elected to the Board of Directors. One nominee is to be elected as a Class II Director to hold office for a term of two years and four nominees are to be elected as Class III Directors for a three-year term. As designated on the proxy card, unless otherwise instructed, proxy votes will be cast for the following persons as directors: Class II (term expiring in 2006) - Thomas A. Bracken; Class III (term expiring in 2007) - Helen R. Bosley, Edward J. Graham, Herman D. James, Ph.D.and Ambassador William J. Hughes. The Board of Directors, which currently consists of nine members, is being increased to eleven members. Clarence D. McCormick, a director in Class III whose term is expiring, is not standing for re-election in accordance with the Board's retirement policy. Messrs. Bracken and Graham and Ms. Bosley are standing for election by the Company's shareholders for the first time. While we do not anticipate that, if elected, any of the nominees will be unable to serve, if any should be unable to accept the nomination or election, the persons designated as proxies on the proxy card will vote for the election of such other person as the Board of Directors may recommend.

NOMINEE_________________________________________________________________________
CLASS II
TERM EXPIRES IN 2006

Thomas A. Bracken has been a director since February 1, 2004, when he was appointed as a director by the Board in anticipation of a board retirement. Age
56. Member of Audit and Compensation/Pension Committees. President and CEO of Sun Bancorp, Inc. and its wholly owned subsidiary Sun National Bancorp, Inc., Vineland, NJ (2001 to date); Executive Vice President, Head of Commercial and Governmental Banking for New Jersey, New York and Connecticut, First Union Bank, (1998 - 2000); Executive Director Public Sector Group, First Union Bank, (2000 -
2001); trustee, College of New Jersey; Vice Chairman, New Jersey Chamber of Commerce; director, New Jersey Bankers Association; chairman, Finance Committee, New Jersey Cancer Institute; director, New Jersey Alliance for Action; director, New Jersey Network; chairman, Keep New Jersey Moving Coalition; director South Jersey Energy Company.


NOMINEES________________________________________________________________________
CLASS III
TERM EXPIRES IN 2007

Edward J. Graham has been a director since February 1, 2004 when he was appointed as a director by the Board in connection with his promotion to Chief Executive Officer. Age 46. Member of the Executive, Environmental and Management Development Committees. President and Chief Executive Officer of the Company and South Jersey Gas Company (February 1, 2004 to date); President and Chief Operating Officer (2003 - January 31, 2004); President (2003 to date), South Jersey Gas Company; President (2000 - 2003), South Jersey Energy Company; Vice President of the Company (2000 - 2001); Senior Vice President, Energy Management, South Jersey Gas Company (1998 - 2000); director, New Jersey State Chamber of Commerce, Trenton, NJ; member, Leadership Council, American Gas Association, Washington, DC; director, New Jersey Utilities Association, Trenton, NJ; treasurer, Rowan University Foundation, Glassboro, NJ; director, South Jersey Gas Company.

NOMINEES (continued)____________________________________________________________
CLASS III
Term Expires in 2007

Helen R. Bosley, CFA has been a director since February 1, 2004 when she was appointed as a director by the Board in connection with the expansion of the Board. Age 56. Member of the Audit and Compensation/Pension Committees. President, Corporate Financial Management, Inc., a financial management and insurance consulting firm, Yardley, PA (1990 to date); President, TBN Agency, Inc., Yardley, PA; trustee, Abington Memorial Foundation, Abington, PA; member, Financial Analysts of Philadelphia, Philadelphia, PA; Chair, Investment Committee, Girl Scouts of Southeastern PA, Miquon, PA; director South Jersey Energy Company.

Herman D. James, Ph.D. has been a director since 1990. Age 60. Member of the Compensation/Pension Committee, the Executive Committee, the Management Development Committee and Chairman of the Audit Committee. Distinguished Professor, Rowan University (1998 to date), President, Rowan University (1984 -
1998), Glassboro, NJ; director, American Association of State Colleges and Universities, (1994 - 1998), Washington, DC; director, New Jersey State Chamber of Commerce (1992 - 1998), Trenton, NJ.

Ambassador William J. Hughes has been a director since 2002. Age 71. Member of the Audit Committee and the Nominating and Governance Committee. Of Counsel, law firm of Riker, Danzig, Scherer, Hyland & Perretti, LLP (2000 to date), Morristown and Trenton, NJ; Visiting Distinguished Scholar of Public Policy, The Richard Stockton College of New Jersey (1999 to date), Pomona, NJ; Visiting Professor, Rutgers, The State University of New Jersey (1999 to 2003), New Brunswick, NJ; United States Ambassador to the Republic of Panama (1995 - 1998); Member, United States House of Representatives (1975 - 1995); director, South Jersey Gas Company.

DIRECTORS CONTINUING IN OFFICE _________________________________________________
CLASS I
TERM EXPIRES IN 2005

Charles Biscieglia has been a director since 1998. Age 59. Chairman of the Executive Committee, member of the Environmental Committee and the Management Development Committee. Chairman of the Company (January 1, 2004 to date); Chairman and Chief Executive Officer (2000 - January 31, 2004), President and Chief Executive Officer (1998 - 2004) of the Company and South Jersey Gas Company. Vice President (1997-1998) of the Company and Executive Vice President and Chief Operating Officer (1991-1998) of South Jersey Gas Company; director, American Gas Association, Washington, DC; Chairman-Elect, Board of Trustees, Shore Memorial Hospital, Somers Point, NJ; director, United Way of Atlantic County, NJ; director, South Jersey Gas Company.

Keith S. Campbell has been a director since 2000. Age 49. Member of the Environmental Committee, the Nominating and Governance Committee and the Management Development Committee. Chairman of the Board, Mannington Mills, Inc., Salem, NJ, a leading manufacturer of hard and soft surface flooring (1995 to date); trustee, Rowan University, Glassboro, NJ; director, Skytop Lodge, Inc.; director, South Jersey Energy Company.

W. Cary Edwards has been a director since September 1993 and was also a director from April 1990 - January 1993. Age 59. Member of the Environmental Committee, the Executive Committee, the Management Development Committee, Chairman of the Compensation/Pension Committee. Commissioner, New Jersey State Commission on Investigation (1997 to date); Senior Attorney, Edwards & Caldwell, LLC (1993 to date); Of Counsel (1993) and New Jersey Managing Partner (1990 - 1993), law firm, Mudge Rose Guthrie Alexander & Ferdon; Attorney General, State of New Jersey (1986 - 1989); Chief Legal Counsel - Governor of New Jersey (1982 -
1986); trustee, Monmouth University (1991 to date); chairman and director, South Jersey Sanitation, Inc. (2003 to date); director, South Jersey Energy Company.

DIRECTORS CONTINUING IN OFFICE__________________________________________________
CLASS II
TERM EXPIRES IN 2006

Shirli M. Billings, Ph.D. has been a director since 1983. Age 63. Member of the Executive Committee, the Compensation/Pension Committee, the Management Development Committee and Chairman of the Nominating and Governance Committee. President, Billings-Vioni Management Associates, New Albany, OH, a human resource consulting firm (2001 to date); former President, Leadership Learning Academy, Lakeland, FL, a human resource development agency (1999 - 2001); Superintendent of Schools, Oberlin, OH (1994 - 1997); Vice President, Human Resource Development, Honeywell, Inc., Minneapolis, MN (1985-1990); trustee, Scholarship America, Saint Peter, MN.; director, South Jersey Gas Company.

Sheila Hartnett-Devlin, CFA has been a director since 1999. Age 45. Member of the Audit Committee, the Compensation/Pension Committee and the Nominating and Governance Committee. Formerly Executive Vice President (1997 - January 17,
2004), Senior Vice President (1991 - 1997), Vice President (1985 - 1991), Chair, Global Investment Committee (1996 - January 17, 2004), Member, Investment Policy Committee (1995 - January 17, 2004), Fiduciary Trust Company International, New York, NY; formerly director, Fiduciary Trust Company of California, Los Angeles, CA; member, New York Society of Security Analysts; director, South Jersey Gas Company.

Frederick R. Raring has been a director since 1995. Age 66. Member of the Executive Committee, the Audit Committee, the Nominating and Governance Committee and Chairman of the Environmental Committee. President, Seashore Supply Company, Ocean City, NJ, a major distributor of plumbing and heating supplies and materials (1990 to date); director, South Jersey Gas Company.

SECURITY OWNERSHIP
________________________________________________________________________________
Directors and Management
------------------------
The following table sets forth certain information with respect to the beneficial ownership, as of February 13, 2004, of (a) each continuing director and nominee for director, (b) our chief executive officer and the four other most highly compensated executive officers during 2003 (collectively, the "Named Executives") and (c) all of the directors and executive officers of the Company as a group.

                                                                         Percent
                                                    Number of Shares        of
                                                   of Common Stock (1)     Class
--------------------------------------------------------------------------------

  Shirli M. Billings........................................7,866 (2)        *

  Charles Biscieglia.......................................33,393            *

  Helen R. Bosley.............................................497 (2)        *

  Thomas A. Bracken...........................................228 (2)        *

  Keith S. Campbell...........................................988 (2)        *

  W. Cary Edwards...........................................4,309 (2)        *

  Edward J. Graham.........................................12,777            *

  Sheila Hartnett-Devlin....................................4,711 (2)        *

  William J. Hughes.........................................1,744 (2)        *

  Herman D. James...........................................5,339 (2)        *

  Frederick R. Raring......................................27,402 (2)        *

  David A. Kindlick........................................18,002            *

  Albert V. Ruggiero........................................6,469            *

  Richard H. Walker, Jr.....................................4,432            *


  All continuing directors, nominees for director
  and executive officers as a group (19 persons)..........146,990          1.1
--------------------------------------------------------------------------------
         * Less than 1%.

Notes:

(1) Based on information furnished by the Company's directors and executive officers. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the Common Stock shown as owned by him or her.

(2) Includes shares awarded to each director under a Restricted Stock Program for Directors. Restricted stock owners have the power to vote shares but no investment power with respect to the shares until the restrictions lapse.

Stock Ownership Requirements
----------------------------

The Board of Directors believes that significant ownership of Company Common Stock better aligns the interests of management of the Company and its principal subsidiaries with that of the Company's shareholders. Therefore, the Board of Directors enacted the following stock ownership requirements for officers and directors:


* The Chief Executive Officer is required to own shares of Company Common Stock with a market value equal to a minimum of three times his or her annual base salary;


* Other executive officers are required to own shares of Company Common Stock with a market value equal to a minimum of one and one-half times their annual base salary;

* Other officers are required to own shares of Company Common Stock with a market value equal to a minimum of their annual base salary;


* Shares owned outright will be combined with vested restricted shares awarded under the Long-Term Incentive Program and vested shares beneficially owned through any employee benefit plan for purposes of determining compliance with the stock ownership requirement for officers. Current officers will have a period of six years from the original date of adoption and newly elected or promoted officers will have a period of six years following their election or promotion to a new position to meet these minimum stock ownership requirements; and


* Members of the Board of Directors are required, within six years of becoming a director of the Company or any of its principal subsidiaries, to own shares of Company Common Stock with a market value equal to a minimum of five times the current value of the Board's annual cash retainer. Shares owned outright will be combined with restricted shares awarded as part of the annual stock retainer for the purpose of meeting these requirements.


Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers are required to file reports with the Securities and Exchange Commission relating to their ownership of and transactions in the Company's Common Stock. Based on our records and other information, the Company believes that all Section 16(a) filing requirements were met for 2003.

Security Ownership of Certain Beneficial Owners
-----------------------------------------------

     The following table sets forth certain information, as of February 13, 2004, as to each person known to the Company, based on filings with the Securities and Exchange Commission, who beneficially owns 5% or more of the Common Stock. The shareholder named below has sole voting and investment power with respect to such shares.

                                                                         Percent
                                                                            of
     Name and Address of Beneficial Owner    Shares Beneficially Owned     Class
     ---------------------------------------------------------------------------
     Dimensional Fund Advisors, Inc.                   712,621              5.3%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401-1005

THE BOARD OF DIRECTORS _________________________________________________________

Corporate Governance
--------------------

Independence of Directors

     The Board has adopted Corporate Governance Guidelines that require the Board to be composed of a majority of outside directors who are "independent directors" as defined by the rules of the New York Stock Exchange. No director will be considered "independent" unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. When making "independence" determinations, the Board considers all relevant facts and circumstances, as well as any other facts and considerations specified by the New York Stock Exchange, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. As a part of its Corporate Governance Guidelines, the Board had established the policy that Board members may not serve on more than four other boards of publicly traded companies.

Certain Relationships

     Of all of the non-employee outside directors, one current director, Mr. Campbell, and one non-employee nominee standing for election, Mr. Bracken, have business relationships which warrant closer consideration of the independence rules. Mr. Campbell is Chairman of Mannington Mills, Inc., which purchases natural gas from subsidiaries of the Company. Commencing January 2004, as a result of winning a competitive bid, another subsidiary of the Company owns and operates a cogeneration facility that provides electricity to Mannington Mills, Inc. Mr. Bracken is President of Sun National Bancorp, Inc., which provides a $10 million line of credit for the Company and its subsidiaries, a $10 million letter of credit for the Company and a bank account for another subsidiary of the Company. The Board has determined that Messrs. Campbell and Bracken, as well as all the other non-employee directors, meet the New York Stock Exchange standards for independance and are, therefore, considered to be independent directors. During 2003, nine of the ten directors of the Board were considered to be "independent."

Code of Conduct

     The Company has adopted codes of conduct for all employees, officers and directors which includes the code of ethics for our principal executive, our principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted under the Sarbanes-Oxly Act of 2002. A copy of the codes of ethics are available on the Company's website at www.sjindustries.com under the heading Investor Relations.

Communication with Directors

     The independent directors of the Board meet at least two times each year. These meetings are chaired by the independent director Chairman of each of the Board's Audit, Compensation/Pension or Nominating and Governance Committee. The designation of chairman is determined in accordance with the principal items to be considered at the meeting and which committee has responsibility for such matters. Experience has shown that this procedure, which has been the Board's practice, has been effective in providing independent leadership without requiring the need for a lead director. You may communicate with the Chairmen of the Audit, Compensation/Pension and Nomination and Governance Committee by sending an e-mail to auditchair@sjindustries.com, compchair@sjindustries.com or nomgovchair@sjindustries.com or you may communicate with our outside independent directors as a group by sending an e-mail to sjidirectors@sjindustries.com. The charters and scope of responsibility for each of the Company's committees can be found on the Company's website at www.sjindustries.com. You may also address any correspondence to the chairmen of the committees or the outside directors at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey, 08037.

Meetings of the Board of Directors and its Committees
-----------------------------------------------------

     The Board of Directors met seven times in 2003. Each director attended 90% or more of the total number of meetings of the Board of Directors and the meetings of the committees of the Board on which he or she served. Nine directors attended the 2003 Annual Meeting of Shareholders. During 2003, each of the directors of the Company also served on the Boards of one or more of South Jersey Gas Company, South Jersey Energy Company, Energy & Minerals, Inc. and R&T Group, Inc., all of which are direct subsidiaries of the Company.

     There are six standing committees of the Board: the Audit Committee; the Compensation/Pension Committee; the Environmental Committee; the Executive Committee; the Nominating and Governance Committee; and the Management Development Committee.

     The Audit Committee of the Board of Directors, which met four times during 2003, is comprised of six "independent" directors as that term is defined in the rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange: Dr. Herman D. James, Chairman;Helen R. Bosley; Thomas A. Bracken; Sheila Hartnett-Devlin; William J. Hughes; and

Frederick R. Raring. The Board of Directors has designated Ms. Hartnett-Devlin as an "audit committee financial expert" as such term is defined by applicable rules and regulations of the Securities and Exchange Commission. The Audit
Committee: (1) annually recommends to the Board a firm of independent public accountants for appointment, subject to shareholder approval, as auditors of the Company and has the authority to unilaterally retain, compensate and terminate the Company's independent public accountants; (2) reviews with the independent auditors the scope and results of each annual audit; (3) reviews with the independent auditors, the Company's internal auditors and management the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing; and (4) considers the possible effect on the objectivity and independence of the independent auditors of any non-audit services to be rendered to the Company. The Audit Committee has established policies and procedures for the engagement of the independent public accountant to provide audit and permitted non-audit services. The Audit Committee evaluates itself on an annual basis. The Audit Committee's activities and the scope of its responsibilities are more fully described in the Audit Committee Report (at page 16). The Board of Directors has adopted a written charter for the Audit Committee as adopted by the Company's Board of Directors. A copy of such charter is attached hereto as Exhibit A and is available on the Company's web site at www.sjindustries.com under the heading Investor Relations.

     The Compensation/Pension Committee of the Board of Directors, which met five times during 2003, is comprised of seven "independent" directors: W. Cary Edwards, Chairman; Dr. Shirli M. Billings; Helen R. Bosley; Thomas A. Bracken; Sheila Hartnett-Devlin; Dr. Herman D. James; and Clarence D. McCormick. Each member of the Committee satisfies the independence requirements of the New York Stock Exchange. The Compensation/Pension Committee: (1) is responsible for making grants under and otherwise administering the Company's Stock-Based Compensation Plan; (2) reviews and makes recommendations to the Board of Directors on the operation, performance and administration of the retirement plans, other employee benefit plans and employment policies; and (3) reviews and makes recommendations to the Board of Directors on forms of compensation, including the performance and levels of compensation of the officers of the Company. A copy of the Committee's charter is available on the Company's web site at www.sjindustries.com under the heading Investor Relations.

     The Environmental Committee of the Board of Directors, which did not meet during 2003, is comprised of five directors: Frederick R. Raring, Chairman; Charles Biscieglia; Keith S. Campbell; W. Cary Edwards; and Edward J. Graham. The Environmental Committee: (1) reviews and evaluates management activities with respect to environmental remediation of the Company's and its subsidiaries' current and former properties; and (2) oversees litigation against the Company's insurance carriers for the recovery of remediation costs. A copy of the Committee's charter is available on the Company's web site at www.sjindustries.com under the heading Investor Relations.

         The Executive Committee of the Board of Directors, which met two times during 2003, is comprised of seven directors: Charles Biscieglia, Chairman; Dr. Shirli M. Billings; W. Cary Edwards; Edward J. Graham; Dr. Herman D. James; Clarence D. McCormick; and Fredrick R. Raring. The Executive Committee: (1) formulates policies to be followed in planning and conducting the business and affairs of the Company; and (2) may act on behalf of the Board of Directors during intervals between meetings of the Board in managing the business and affairs of the Company. A copy of the Committee's charter is available on the Company's web site at www.sjindustries.com under the heading Investor Relations.

     The Nominating and Governance Committee of the Board of Directors, which met four times during 2003, is comprised of six directors: Dr. Shirli M. Billings, Chairman; Keith S. Campbell; Sheila Harnett-Devlin; William J. Hughes; Clarence D. McCormick; and Frederick R. Raring. Each member of the Committee satisfies the independence requirements of the New York Stock Exchange. Among its functions, the Nominating Committee: (1) maintains a list of prospective candidates for director, including those recommended by shareholders; (2) reviews the qualifications of candidates for director (minimum qualifications for director candidates are provided in the Company's Corporate Guidelines available on the Company's web site at www.sjindustries.com under the heading Investor Relations and include consideration of education, experience, judgement, diversity and other applicable and relevant skills as determined by an assessment of the needs of the Board at the time an opening exists); (3) makes recommendations to the Board of Directors to fill vacancies and for nominees for election to be voted on by the shareholders; and (4) is responsible for monitoring the implementation of the Company's Corporate Governance Policy. The Nominating and Governance Committee will consider nominees for the Board of Directors recommended by shareholders and submitted, in compliance with the Company's bylaws, in writing to the Secretary of the Company. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. A copy of the Committee's charter is available on the Company's web site at www.sjindustries.com under the heading Investor Relations.

     The Management Development Committee of the Board of Directors, which met once during 2003, is comprised of six directors: Charles Biscieglia, Chairman; Dr. Shirli M. Billings; Keith S. Campbell; W. Cary Edwards; Edward J. Graham; and Dr. Herman D. James. The Management Development Committee: (1) reviews the Company's programs and practices used to develop employees identified for leadership positions in the organization; and (2) evaluates training and educational programs to assure that they reflect current and emerging workplace, industry and general business issues. A copy of the Committee's charter is available on the Company's web site at www.sjindustries.com under the heading Investor Relations.

Compensation of Directors
-------------------------

     During 2003, non-employee directors received shares of restricted stock with a market value of $9,000. In addition, they receive $1,000 for each meeting of the Board of the Company or its subsidiaries attended, except that the maximum fee paid to any person for attendance at one or more meetings of these boards held on the same day is $1,000. Non-employee directors also receive $500 for each meeting of a Committee of the Board of the Company or of a subsidiary that they attend if the meeting is held on the same day as a Board meeting or $1,000 if the meeting is held on any other day. Non-employee directors who participate telephonically in a Board or Committee meeting receive $500. During 2003, chairmen of each committee were paid an additional $200 for each meeting of their committee that they attend. During 2003, non-employee members of the Executive Committee were paid an annual retainer of $16,600, and all other non-employee Board members received an annual retainer of $14,100. Directors who are also officers of the Company receive no separate compensation for serving on the Board. The Company has established a plan whereby directors may elect to defer the receipt of fees until a specified date or until retirement from the Board. The deferred amount, together with interest, may be paid in a lump sum or in equal annual installments as the director elects.

     In 2003, a study of non-employee director compensation was conducted by outside compensatioin consultants comparing the Company's director compensation with a relevant peer group. The consultants recommended and the Board approved targeting non-employee director compensation at the median of the peer group. Accordingly, effective January 1, 2004, non-employee directors receive annually shares of restricted stock with a market value of $13,000. Non-employee members of the Executive Committee are paid an annual retainer of $20,000 and all other non-employee directors are paid an annual retainer of $17,500. Chairmen of certain committee are paid a retainer as follows: Audit, $5,000; Executive, $4,000; Compensation/Pension, $4,000; Nominating & Governance, $4,000. Chairmen of the Environmental and Management Development committees are paid an additional $300 per meeting.

COMPENSATION/PENSION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION_______________________________________________________


      The Compensation/Pension Committee consists of five independent directors. Among other responsibilities, the Committee makes recommendations to the Board regarding the Company's executive compensation policies, practices and objectives. The Committee administers the Company's Annual Cash and Stock-Based Compensation plans.

      The current executive compensation structure has been in place since 1998 and applies to all officers of the Company. At that time, a comprehensive study of compensation alternatives was undertaken, a primary objective being the creation of a system which aligns the interest of Company shareholders with the financial incentives of executives on a short-term and long-term basis. That study drew upon the experience and knowledge of Committee members in consultation with their independent compensation consultant. In November 2002, an update to the 1998 study was completed, to ensure that the structure remained consistent with contemporary compensation methods and tools. The Committee's consulting firm presented a detailed update which reexamined the component parts of the executive compensation program as currently applied. Further, the report provided a competitive analysis of how executives' base salary, annual cash and long-term compensation compared to peer companies in the energy industry and the general business community. The Committee evaluated and assessed those findings in the context of the Company's performance over the past five years and the growth predicted going forward. The Committee determined that its executive compensation policy and methodology were advancing the corporate mission while attracting and retaining qualified executive management to carryout the work and goals of the organization.

      In 2003, the Committee engaged its consultant to provide a market-based update to its executive compensation schedule, in anticipation of January 2004 compensation adjustments. That update was completed and presented in September 2003. Total annual direct compensation forecasted for 2004 for the executive group, exclusive of the CEO, reported at the 88th percentile of the competitive market median. Using the same data sources, for 2003 the total annual direct compensation of Mr. Biscieglia, the Chief Executive Officer, reported at approximately 63% of the competitive market median. In February of 2004, Mr. Biscieglia retired from his role as CEO, remaining as Chairman of the Company's Board of Directors. Mr. Graham assumed the CEO role with total annual direct compensation of approximately 59% of the market median.

      Also in 2003, the Committee directed the completion of a study to examine the efficacy of the peer group utilized for the long-term incentive component. In May this report was completed and presented to the Committee. The criteria and screening process employed by the consultant was carefully reviewed and discussed. The Committee found the process sound and appropriate. A defined procedure and schedule for peer group population and review was adopted and documented in the Committee's chart of activities.

      The established incentive-based executive compensation structure consists of three parts, two of which are directly linked to achieving predefined short-term and long-term performance goals. These three components were fully implemented with respect to compensation and performance for fiscal year 2000 and each year thereafter. They are as follows:

* Base Salary - which is set at the 50th percentile of the relevant peer market;

* Annual Cash Awards - which provides an annual award, 75% of which is directly tied to the Company's earnings per share from continuing operations, with the balance based upon specific, predefined performance objectives for each executive; and

* Long-Term Incentive - which employs equity-based instruments, currently restricted stock grants, which are earned based upon the Company's relative total shareholder return, measured against industry peer companies, over three-year cycles.

      In general, executive base salaries, including that of Mr. Biscieglia, were increased in January 2003 to provide a 4.5% adjustment, which was the market adjustment recommended by the Committee's consultant.

      In January 2003, long-term incentive grants were provided to executives, including Mr. Biscieglia, in the form of restricted stock. The performance period for this long-term incentive is the three-year period ending December 31, 2005. The Committee established at-risk threshold, target and maximum incentive levels based upon total shareholder returns for the period compared to shareholder returns of the predefined peer group. Grants are detailed in the Summary Compensation Table. Also, in March 2004, performance-based restricted stock grants provided in January 2001 vested and were awarded to executives, including Mr. Biscieglia. Awards are detailed in the Summary Compensation Table.

      In January 2004, annual cash awards with respect to fiscal 2003 were provided to executives, including Mr. Biscieglia, 75% of which were based upon a predetermined earnings per share target from continuing operations for 2003, with the remaining 25% based upon individual performance goals. Awards are detailed in the Summary Compensation Table.

      The Committee believes that the Company's performance over the past five years provides tangible evidence that at-risk compensation, both annual and long-term, should continue to represent a significant portion of total executive compensation. Annual incentives promote short-term performance which instills a measure of deserved confidence in the Company's ability to produce consistent results, year after year. The use of a time-restricted, stock-based incentive strongly encourages management to conduct the business of the Company in ways that advance both the market value of its stock and its ability to continue to provide a competitive dividend to shareholders over time. The alignment of interests is desirable and works to the benefit of Company shareholders.

Compensation/Pension Committee
W. Cary Edwards, Chairman
Dr. Shirli M. Billings
Sheila Hartnett-Devlin
Dr.Herman D. James
Clarence D. McCormick

EXECUTIVE COMPENSATION__________________________________________________________

Summary Compensation Table
--------------------------
The following table sets forth compensation paid to or earned by each of the Named Executives during the past three fiscal years.


                                                                                            Long-Term
                                                                  Annual Compensation      Compensation
                                                               ------------------------    ------------
  (a)                                               (b)        (c)      (d)        (e)          (f)         (g)
  Name                                                                            Other
  and                                                                            Annual     Restricted   All Other
  Principal                                                   Base    Annual     Compen-       Stock      Compen-
  Position(s)                                      Year      Salary    Cash     sation(1)    Awards(2)   sation(3)
------------------------------------------------------------------------------------------------------------------------------------

  Charles Biscieglia (4)                          2003    $ 384,330  $144,124   $ 9,868   $ 230,598     $ 29,900
  Chairman & CEO; CEO of South Jersey             2002      367,780   110,335     9,874     183,890       11,945
  Gas Company                                     2001      351,020   108,155     4,436     175,634       11,365
  Edward J. Graham(5)                             2003      300,000    93,750     5,353     165,000        6,990
  President and Chief Operating Officer and       2002      225,110    45,021     2,237      90,044        6,229
  President of South Jersey Gas Company           2001      214,314    44,132     4,467      86,000        3,666
  David A. Kindlick                               2003      203,820    50,957       205     101,910        6,648
  Vice President, Treasurer and Chief Financial   2002      195,050    39,009       627      78,020        6,121
  Officer; Executive Vice President and Chief     2001      186,060    38,238       592      74,516        5,685
  Financial Officer of South Jersey Gas Company
  Albert V. Ruggiero                              2003      203,820    50,957       205     101,910        7,858
  Vice President; Executive Vice President and    2002      195,050    39,009       627      78,020        6,452
  Chief Administrative Officer of South Jersey    2001      186,158    38,238     3,871      74,516        4,047
  Gas Company
  Richard H. Walker, Jr.(6)                       2003      149,030    36,575      -         43,890        6,676
  Vice President, Corporate Counsel &             2002      140,000    28,000      -         19,632        6,135
  Corporate Secretary; Senior Vice President,     2001      125,000    19,243      -         18,750        6,066
  Corporate Secretary & Corporate Counsel
  of South Jersey Gas Company


Footnotes to Summary Compensation Table

 (1) The Internal Revenue Code limits the contributions that may be made by or on behalf of an individual under defined contribution plans such as the Company's 401(k) Plan. The Company has adopted a policy of currently reimbursing its executive officers with the amount of Company contributions that may not be made because of this limitation. This includes the tax liability incurred by the additional income. Amounts paid pursuant to this policy are included in column
(e) of the table.

(2) The dollar values of restricted shares expressed are based on market price at the time of the grant. On March 1, 2004, restricted stock grants reflected as 2001 Long-Term Compensation vested, with the Company achieving total shareholder return for the three year period ending December 31, 2003 at the 73.9th percentile of its predefined peer group of companies. Shares vested and awarded for the Named Executives and their aggregate value as of December 31, 2003 were as follows: Mr. Biscieglia - 9,488/$384,264;
Mr. Graham - 4,646/$188,163; Mr. Kindlick - 4,025/$163,013;
Mr. Ruggiero - 4,025/$163,013; Mr. Walker - 1,013/$41,027. Dividends paid on restricted shares are reinvested in additional shares that have the same

                                      -13-

restrictions and vesting schedule as their respective underlying restricted shares. Restrictions on all shares granted (including shares from reinvested dividends) lapse 38 months from their respective date of grant. All restricted stock grants carry a risk of forfeiture and awards for the 2002 and 2003 grants will depend upon the Company achieving certain performance goals as measured against its peer group.

(3) Includes employer contributions to the Company's 401(k) Plan, the income value of group life insurance and the increase in vested benefit level of deferred compensation contracts, if any. The 2002 values for these items are listed below:

                       Biscieglia    Graham     Kindlick     Ruggiero     Walker
--------------------------------------------------------------------------------
401(k) Plan             $ 6,000     $ 6,000     $ 6,000      $ 6,000     $ 6,000
Group Life Insurance      3,715         990         648        1,858         676
Deferred Compensation    20,185           -           -            -           -
--------------------------------------------------------------------------------
Total Value            $ 29,900     $ 6,990     $ 6,648      $ 7,858     $ 6,676

(4) Retired as CEO effective January 31, 2004.

(5) Elected to this office effective February 1, 2004.

(6) Elected to this office effective June 1, 2003.


Securities Authorized for Issuance Under Equity Compensation Plans
------------------------------------------------------------------

     The following table provides information as of December 31, 2003 relating to equity compensation plans of the Company pursuant to which grants of restricted stock, options or other rights to acquire shares may be made from time to time.


Equity Compensation Plan Information

                                      (a)                           (b)                                    (c)
                                                                                               Number of securities remaining
                              Number of securities to                                          available for future issuance
                              be issued upon exercise       Weighted average exercise          under equity compensation
        Plan Category         of outstanding options        price of outstanding options,      plans excluding securities
                              warrants and rights           warrants and rights                reflected in column (a)
                                      (#)                           ($)                                    (#)
-------------------------------------------------------------------------------------------------------------------------------

Equity compensation plans
  approved by security
  holders(1)                         119,509                       -(3)                                 85,197

Equity compensation plans
  not approved by security
  holders(2)                          28,288                       -(3)                                   -(4)
                                     --------                                                          --------

Total                                147,797                                                            85,197


 (1) These plans include the Company's Officers.
 (2) These plans include the Company's Directors.
 (3) Only Restricted Stock has been issued under the plan.
 (4) Director's Restricted Stock Plan does not specify the number of shares that may be issued thereunder.

EXECUTIVE PENSION PLANS_________________________________________________________

     The following table illustrates the current retirement benefits under the salaried employee pension plan and the supplemental executive retirement plan, assuming the executive retires at age 60.



                                Years of Service
------------------------------------------------------------------------------------------------------------------------------

Remuneration             15               20               25              30              35             40
------------------------------------------------------------------------------------------------------------------------------

$125,000                $43,750         $56,250          $68,750         $81,250         $81,250        $81,250
$150,000                $52,500         $67,500          $82,500         $97,500         $97,500        $97,500
$175,000                $61,250         $78,750          $96,250        $113,750        $113,750       $113,750
$200,000                $70,000         $90,000         $110,000        $130,000        $130,000       $130,000
$225,000                $78,750        $101,250         $123,750        $146,250        $146,250       $146,250
$250,000                $87,500        $112,500         $137,500        $162,500        $162,500       $162,500
$300,000               $105,000        $135,000         $165,000        $195,000        $195,000       $195,000
$400,000               $140,000        $180,000         $220,000        $260,000        $260,000       $260,000
$450,000               $157,500        $202,500         $247,500        $292,500        $292,500       $292,500
$500,000               $175,000        $225,000         $275,000        $325,000        $325,000       $325,000
------------------------------------------------------------------------------------------------------------------------------

     The executive officers of the Company are eligible for benefits under a tax-qualified pension plan for salaried employees provided by the Company. Compensation considered under the pension plan consists of base salary only, which in the case of the executive officers is included in the cash compensation reported in column (c) of the Summary Compensation Table. Employees do not make contributions to the plan, and the employer contributions (which are based on aggregate actuarial calculations without individual allocation) are held and invested in a diversified portfolio of funds of recognized standing until they are used to provide retirement benefits. Early retirement with reduced annual benefits is permitted (but not before age 55). Executive officers who are 50 years of age or older are also covered by an unfunded supplemental retirement plan that is designed in general to provide the officer with a minimum retirement benefit from the salaried employee pension plan and the supplemental plan that aggregates 2% of the average of the highest three of the final six years' salary (as defined in the plan), for each year of service, plus 5%. Assuming continued employment and retirement at age 60, Messrs. Biscieglia, Graham, Kindlick, Ruggiero and Walker will have, respectively, 36, 36, 35, 19 and 31 years of credited service. No credit is provided under the supplemental plan for more than 30 years of service.

Employment Contracts
--------------------

     The Company has employment agreements with each of the Named Executives. Mr. Biscieglia's employment agreement was for the period ending January 31, 2004, at which time Mr. Biscieglia retired as the Company's Chief Executive Officer. The other Named Executives have agreements for a three-year period ending December 31, 2005, which provide for a base salary that will be reviewed periodically but will not be less than what was being paid at the beginning of the period. If a change of control (as defined in each agreement) occurs, the agreement is automatically extended for three years from the date the change of control occurs. If, during the extended term of the agreement, the officer's employment is terminated for other than cause, or if he resigns after there has been a significant adverse change in his employment arrangement with the Company, he is entitled to a severance payment equal to 300% of his average annual compensation during the preceding five calendar years. If the officer's employment agreement is terminated for other than cause without a change of control, he is entitled to a severance payment equal to 150% of his average annual compensation during the preceding five calendar years.

STOCK PERFORMANCE_______________________________________________________________

     The graph below compares the cumulative total return on the Company's Common Stock for the five- year period ended December 31, 2003 with the cumulative total return on the S&P 500 and the S&P Utility Index. The graph assumes that $100 was invested on December 31, 1998 in the Company's Common Stock, the S&P 500 and the S&P Utility Index and that all dividends were reinvested. Standard & Poor's Utility Index is a commonly used indicator of utility common stock performance based on selected gas, electric and telephone companies. The compounded annual growth rate for the Company on the graph is 14.5%. This compares with -0.6% for the S&P 500 and -2.5% for the S&P Utility Index.

Indexed Total Return Over 5 Years Assuming Dividends Reinvested

            1998        1999       2000       2001       2002       2003

S&P 500      100         121        110       96.9       75.5       97.2
S&P UTIL     100        91.1      143.2       99.6       69.8       88.1
SJI          100       114.8      126.4      145.3        154      197.1

AUDIT COMMITTEE REPORT__________________________________________________________

     The Audit Committtee of the Board of Directors is comprised of six directors, each of whom is independent as defined under the listing standards of the New York Stock Exchange. The Board has determined that Sheila Hartnett-Devlin is an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission. The Audit Committee's activities and scope of its responsibilities are set forth in a written charter adopted by the Board, a copy of which is attached hereto as Exhibit A and posted on the Company's website at www.sjindustries.com under the heading Investor Relations.

     In accordance with its charter adopted by the Board of Directors, the Audit Committee, among other things, assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     The Audit Committee reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with management and with Deloitte & Touche LLP, the Company's independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," relating to the conduct of the audit. The Audit Committee also received written disclosures from Deloitte & Touche LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with Deloitte & Touche LLP the independence of that firm.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report of Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee

Dr. Herman D. James, Chairman
Sheila Hartnett-Devlin
William J. Hughes
Frederick R. Raring

APPOINTMENT OF AUDITORS_________________________________________________________

     Upon the recommendation of the Audit Committee, the Board of Directors, subject to the approval of the shareholders, has reappointed Deloitte & Touche LLP, independent public accountants, as the auditors of the Company for 2004. Unless otherwise directed, proxies will be voted "FOR" approval of this appointment. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the votes cast at the meeting, other auditors will be considered by the Board upon recommendation of the Audit Committee.

     Deloitte & Touche LLP served as the auditors of the Company during 2003. During 2003, the audit services performed by that firm for the Company consisted of the audits of the financial statements of the Company and its subsidiaries and the preparation of various reports based on those audits, services related to filings with the Securities and Exchange Commission and the New York Stock Exchange, and audits of employee benefit plans as required by the Employee Retirement Income Security Act. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if he desires to do so, and to respond to appropriate questions from shareholders.

Fees Paid to Auditors
---------------------

     As part of its duties, the Audit Committee also considered whether the provision of services other than the audit services by the independent auditors to the Company is compatible with maintaining the accountants' independence. In accordance with its charter, the Audit Committee must pre-approve all services provided by Deloitte & Touche LLP. The fees for all services provided by the independent auditors to the Company during 2003 and 2002 are as follows:

Audit Fees

     The aggregate fees billed for the audit of the Company's annual financial statements for fiscal years 2003 and 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during each such year were $304,500 and $252,500, repectively.

Audit-Related Fees

     The aggregate fees billed for audit-related services for fiscal years 2003 and 2002 were $35,000 and $29,500, respectively. These fees related to employee benefit plans, transfer agent and registrar audits performed in 2003 and 2002.

Tax Fees

     The aggregate fees billed for tax services for fiscal years 2003 and 2002 were $38,763 and $38,162, respectively. These fees were for tax consultation and compliance services for 2003 and 2002.

All Other Fees

     There were no other fees paid to Deloitte & Touche LLP in 2003 or 2002.

ANNUAL REPORT AND FINANCIAL INFORMATION_________________________________________

     A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2003 accompanies this proxy statement. The Annual Report is not proxy-soliciting material or a communication by which any solicitation is made.

     Upon written request of any person who on the record date for the Annual Meeting was a record owner of the Common Stock, or who represents in good faith that he or she was on that date a beneficial owner of such stock and is entitled to vote at the Annual Meeting, the Company will send to that person, without charge, a copy of its Annual Report on Form 10-K for 2003, as filed with the Securities and Exchange Commission. Requests for this report should be directed to Richard H. Walker, Jr., Vice President, Corporate Counsel and Corporate Secretary, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

OTHER MATTERS___________________________________________________________________

     Any proposal which a qualified shareholder of the Company wishes to include in the Company's proxy statement to be sent to shareholders in connection with the Company's 2005 Annual Meeting of Shareholders that is received by the Company after November 16, 2004 will not be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. To be a qualified shareholder, a shareholder must have owned at least $2,000 in market value of the Company's securities for at least one year before the date of submission of the proposal to the Company. In compliance with the Company's bylaws, shareholders must provide the Company with at least 60 days, but no more than 90 days, notice prior to an announced annual meeting date of (i) business the shareholder wishes to raise at the meeting and (ii) persons, if any, the shareholder wishes to nominate for election as directors at that meeting.

     The Board of Directors knows of no matters other than those set forth in the Notice of Annual Meeting of Shareholders to come before the 2004 Annual Meeting.


                                            By Order of the Board of Directors,

                                            Richard H. Walker, Jr.
                                            Vice President, Corporate Counsel &
                                            Corporate Secretary



March 15, 2004

APPENDIX A______________________________________________________________________



SOUTH JERSEY INDUSTRIES, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:


* Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

* Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

* Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.


The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as defined by the rules of the New York Stock Exchange, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee meets at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair shall meet with the independent accountants and management quarterly to review the Corporation's financial statements consistent with IV.4. below.

IV. RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review
------------------------

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, which include any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the Corporation's quarterly reports on Form 10-Q prior to its filing. The Chairman of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants
-----------------------

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence. The Committee must pre-approve any services provided by the independent accountants.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes
-----------------------------

8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement
-------------------

11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance
----------------------------

15. Review periodically the Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

16. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

17. Review activities, organizational structure, and qualifications of the internal audit department.

18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                Directions to the Annual Meeting of Shareholders

From Philadelphia:

Atlantic City Expressway to the Egg Harbor Exit 17. Left onto Route 50 north, turn right onto Route 30. Left onto Bremen Avenue, 2 1/4 miles to Renault.

From North Jersey:

Garden State Parkway south to Exit 44. Sharp right onto Moss Mill Road
(Alt. #561), follow 5 miles to Bremen Avenue. Turn right, 1/4 mile to Renault.

From Atlantic City:

Route 30 west approximately 16 miles to Bremen Avenue. Right at the Renault wine bottle, 2 1/4 miles to Renault.

From South Jersey:

Garden State Parkway north to Exit at rest stop/service area, mile marker #41. Proceed to north end of service area. Follow signs to Jim Leeds Road. At traffic light turn left. Proceed to fork, bear right and continue on Route 561. Continue to Bremen Avenue and turn right. 1 1/2 miles to Renault.

                                   Back Cover

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                                                        Have  your   proxy  card
                                                        available  when you call
                                                        the   Toll-Free   number
                                                        1-800-542-1160  using  a
                                                        touch-tone     telephone
                                                        and  follow  the  simple
                                                        directions  presented to
                                                        record your vote.

                                                        ------------------------
                                                            Vote by Internet
                                                        ------------------------
                                                        Have  your   proxy  card
                                                        available    when    you
                                                        access    the    website
                                                         http://www.votefast.com
                                                        and  follow  the  simple
                                                        directions  presented to
                                                        record your vote.

                                                        ------------------------
                                                              Vote by Mail
                                                        ------------------------
                                                        Please  mark,  sign  and
                                                        date  your   proxy  card
                                                        and  return  it  in  the
                                                        postage-paid    envelope
                                                        provided  or  return  it
                                                        to:  Corporate  Election
                                                        Services,   P.  O.   Box
                                                        1150,   Pittsburgh,   PA
                                                        15230-1150.



 Vote by Telephone          Vote by Internet            Vote by Mail
 Call Toll-Free using a     Access the Website and      Return your proxy
 Touch-Tone phone:          Cast your vote:             in the postage-paid
 1-800-542-1160             http;//www.votefast.com     envelope provided
--------------------------------------------------------------------------------

                       Vote 24 hours a day, 7 days a week!
 Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight
          Time on April 28, 2004 to be counted in the final tabulation.


                            Your control number is:

                     Proxy must be signed and dated below.
           Please fold and detach card at perforation before mailing.




--------------------------------------------------------------------------------
SOUTH JERSEY INDUSTRIES, INC.                           Board of Directors Proxy
--------------------------------------------------------------------------------
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 29, 2004.

The shares represented by this Proxy will be voted as directed by the shareholder. If no direction is given,they will be voted in favor of the election of the listed nominees as a group and in favor of proposal 2.

                                                        ________________________
                                                        Signature

                                                        ________________________
                                                        Signature


                                                         Date:            , 2004


                                                   Please sign exactly as name
                                                   is  shown to the left.  When
                                                   shares are held by joint
                                                   tenants,  both should sign.
                                                   When signing as attorney,
                                                   executor, administrator,
                                                   trustee or guardian, please
                                                   give full title as such.

                      VOTING INSTRUCTIONS ON REVERSE SIDE

               Proxy must be signed and dated on the reverse side.
         Please fold and detach card at perforation before mailing.
--------------------------------------------------------------------------------
SOUTH JERSEY INDUSTRIES, INC.                                              Proxy
--------------------------------------------------------------------------------
The undersigned shareholder hereby appoints C. Biscieglia and R.H. Walker, Jr., and each of them, attorneys and proxies with full power of substitution and revocation to vote the number of shares of Common Stock the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of South Jersey Industries, Inc. on Thursday, April 29, 2004, and at any adjournments thereof, as indicated below and in accordance with the judgment of said attorneys and proxies on any other business which may come before the meeting or any adjournments, all as set forth in the accompanying notice and proxy statement, the receipt of which the undersigned acknowledges.

1.   For the election of five Directors:

     Class II  Term expiring in 2006  (01)  Thomas A. Bracken

     Class III Term expiring in 2007  (02)  Edward J. Graham
                                      (03)  Helen R. Bosley
                                      (04)  Herman D. James, Ph.D.
                                      (05)  Ambassador William J. Hughes

 |_|  FOR all nominees listed above.      |_|  WITHHOLD AUTHORITY
 (except as shown to the contrary below)  to vote for all nominees listed above.

 (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name or number on the line below:)

2. To approve the action of the Board of Directors in appointing Deloitte & Touche LLP as auditors of the Company for the year 2004.

        |_|  FOR               |_|  AGAINST              |_|  ABSTAIN

3. To act upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

               PROXY TO BE SIGNED AND DATED ON THE REVERSE SIDE